Exhibit 10.13
MODIFICATION TO PROMISSORY NOTE A-2
THIS MODIFICATION TO PROMISSORY NOTE A-2 (this “Agreement”) is executed as of September 30, 2010 (the “Execution Date”), but effective for all purposes as of July 11, 2010 (the “Effective Date”), by and between by and between HENRY HUDSON HOLDINGS LLC, a Delaware limited liability company (“Borrower”), whose address is c/o Morgans Hotel Group, 475 Tenth Avenue, New York, New York 10018, and BANK OF AMERICA, NATIONAL ASSOCIATION, AS SUCCESSOR BY MERGER TO LASALLE BANK NATIONAL ASSOCIATION AS TRUSTEE FOR THE REGISTERED HOLDERS OF THE CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC., COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-FL3 (“Lender”), having a place of business at 540 West Madison Street, Mail Code IL4-540-18-04, Chicago, Illinois 60661.
WITNESSETH
A. R.1 Wachovia Bank, National Association (“Original Lender”) made a loan (the “Loan”) to Borrower in the amount of $217,000,000.00, which Loan is evidenced by that certain Promissory Note A-1 (representing $108,500,000.00 of the total Debt) (“Note A-1”) and that certain Promissory Note A-2 (representing $108,500,000.00 of the total Debt), a copy of which is attached hereto as Schedule A (“Note A-2”, as modified by this Agreement, together with Note A-1, as modified by a Modification to Promissory Note A-1, dated as of the date hereof, hereinafter collectively, the “Note”), each dated as of October 6, 2006, between Borrower and Original Lender.
R.2 On October 6, 2006, Original Lender sold Note A-2 to Citigroup Global Markets Realty Corp. (“Citigroup”), which was assigned to LaSalle Bank N.A., as Trustee for the Benefit of the Registered Holders of the Citigroup Commercial Mortgage Securities, Inc., Commercial Mortgage Pass Through Certificates, Series 2007-FL3 (“LaSalle”).
R.3 By virtue of a merger effective as of October 17, 2008, Bank of America, National Association, is successor by merger to LaSalle Bank National Association.
R.4 Borrower has requested, and Lender has agreed, subject to the terms of this Agreement, to modify certain terms and provisions of Note A-2, as more particularly set forth herein.
NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:
1. The recitals set forth above are true and correct in every respect and are incorporated herein by reference.
2. Capitalized terms used herein but not defined shall have the meanings ascribed to them in Note A-2.

3. Note A-2 is hereby modified by deleting clause (i) in Section 2.1(e) thereof and replacing it with the following:
“(i) Lender has received written notice not more than one hundred and twenty (120) days prior to the Maturity Date and not more than ninety (90) days after the Maturity Date that Borrower desires to extend the Maturity Date (the “Maturity Date Notice”) which shall be accompanied by a payment of $100,000.00,”
4. Note A-2 is hereby modified by deleting the defined term LIBOR MARGIN and replacing it with the following:
““LIBOR Margin” shall mean 103.16197135 basis points per annum.”
5. Notwithstanding the provisions of Section 2.1(e) of Note A-2, as a condition to entering into this Agreement and as a condition to extending the Maturity Date of the Loan pursuant to Section 2.1(e) of Note A-2, Borrower has delivered, or shall deliver prior to execution hereof, (a) either an extension of the existing Rate Cap Agreement (the “Cap Agreement Extension”) or a replacement Rate Cap Agreement (the “Replacement Cap Agreement”) with a LIBOR Rate strike price of equal to or less than 5.33% per annum and a term expiring no earlier than the Extended Maturity Date, and in either case issued by a cap provider with a long-term unsecured debt rating or counterparty rating of at least “A+” (or its equivalent) by each Rating Agency, which Lender hereby agrees shall satisfy the requirements regarding the Rate Cap Agreement pursuant to Section 2.1(e) of Note A-2, together with (b) either a modification of that certain Collateral Assignment of Interest Rate Hedge Agreement dated as of October 6, 2006, by Borrower in favor of Original Lender (the “Existing Hedge Agreement Collateral Assignment”) referencing the Cap Agreement Extension, if Borrower delivers to Lender the Cap Agreement Extension, or a new Collateral Assignment of Interest Rate Hedge Agreement collaterally assigning to Lender the Replacement Cap Agreement in a form and content substantially similar to the Existing Hedge Agreement Collateral Assignment, if Borrower delivers to Lender the Replacement Cap Agreement.
6. Borrower and Lender hereby acknowledge and agree that (a) this Agreement shall serve as Borrower’s Maturity Date Notice to extend the Maturity Date of the Loan to the Extended Maturity Date, (b) Borrower is herewith delivering to Lender the requisite Extension Fee in the amount of 0.25% of the outstanding balance of Note A-2, and (c) the requirement of Borrower to deliver $100,000 to Lender at the time of the Delivery of the Maturity Date Notice is waived and such amount shall not be due by Borrower. Lender hereby accepts such Maturity Date Notice and, subject to Borrower’s satisfaction of Section 5 of this Agreement, confirms that all other conditions to such extension have been satisfied in accordance with the terms of Section 2.1 of Note A-2 and, as such, Borrower and Lender hereby agree that October 15, 2011 shall for all intents and purposes be the Extended Maturity Date of the Loan. Borrower and Lender further agree that Borrower is not entitled to any further extensions of the Maturity Date or the Extended Maturity Date, and that, notwithstanding anything else in the Loan Documents to the contrary, the Note shall be due and payable in full on the Extended Maturity Date of October 15, 2011.

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7. this Agreement shall serve as Borrower’s notice of its exercise of the option to extend the Maturity Date of the Loan to the Extended Maturity Date and that Borrower is herewith delivering to Lender the requisite payment of $100,000.00 in accordance with Section 2.1(e) of Note A-2. Lender hereby accepts such notice of the option to extend and, subject to Borrower’s satisfaction of Section 5 of this Agreement, confirms that all other conditions to such extension have been satisfied in accordance with the terms of Section 2.1 of Note A-2 and, as such, Borrower and Lender hereby agree that October 15, 2011 shall for all intents and purposes be the Extended Maturity Date of the Loan.
8. Except as expressly provided herein, the execution of this Agreement by Lender does not and shall not constitute a waiver of any rights or remedies to which Lender is entitled pursuant to the Loan Documents, nor shall the same constitute a waiver of any default or Event of Default which may have heretofore occurred or which may hereafter occur with respect to the Loan Documents. Lender reserves the right to declare any existing default or Event of Default which subsequently comes to the attention of Lender whether pertaining to a period prior to the Effective Date or on or after the Effective Date.
9. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart.
10. This Agreement was negotiated, executed and delivered in the State of New York, and made by Lender and accepted by Borrower in the State of New York, and the proceeds of the Note were disbursed from the State of New York, which state the parties agree has a substantial relationship to the parties and to the underlying transactions embodied hereby, and in all respects, including, without limiting the generality of the foregoing, matters of construction, validity and performance, this Agreement and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed in such state (without regard to principles of conflict of laws) and any applicable law of the United States of America, except that at all times the provisions for the creation, perfection, and enforcement of the liens and security interests created pursuant hereto and pursuant to the other Loan Documents shall be governed by and construed according to the law of the state in which the property encumbered by the Security Instrument is located, it being understood that, to the fullest extent permitted by the law of such state, the law of the State of New York shall govern the construction, validity and enforceability of all loan documents and all of the obligations arising hereunder or thereunder. To the fullest extent permitted by law, Borrower hereby unconditionally and irrevocably waives any claim to assert that the law of any other jurisdiction governs this Agreement and the Note and the other Loan Documents, and this Agreement, the Note and the other Loan Documents, shall be governed by and construed in accordance with the laws of the State of New York.

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11. Any legal suit, action, or proceeding against Lender or Borrower arising out of or relating to this Agreement may at Lender’s option be instituted in any Federal or State Court in the City of New York, County of New York, and Borrower waives any objections which it may now or hereafter have based on venue and/or forum non conveniens of any such suit, action or proceeding, and Borrower hereby irrevocably submits to the jurisdiction of any such court in any suit, action or proceeding. Borrower does hereby designate and appoint CT Corporation System, as its authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any such suit, action, or proceeding in any Federal or State Court in New York, New York, and agrees that service of process upon said agent at said address and written notice of said service mailed or delivered to Borrower in the manner provided herein shall be deemed in every respect effective service of process upon Borrower, in any such suit, action or proceeding in the State of New York. Borrower (i) shall give prompt notice to Lender of any changed address of its authorized agent hereunder, (ii) may at any time and from time to time upon not less than ten (10) days prior written notice to Lender designate a substitute authorized agent with an office in New York, New York (which substitute agent and office shall be designated as the person and address for service of process), and (iii) shall promptly designate such a substitute if its authorized agent ceases to have an office in New York, New York, or is dissolved without leaving a successor.
12. Within this Agreement, words of any gender shall be held and construed to include any other gender, and words in the singular number shall be held and construed to include the plural, unless the context otherwise requires. The section headings used herein are intended for reference purposes only and shall not be considered in the interpretation of the terms and conditions hereof. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.
13. The terms and conditions of this Agreement may not be modified, altered or otherwise amended except by an instrument in writing executed by all of Lender and Borrower.
14. This Agreement and the instruments, documents and agreements referenced in this Agreement contain the entire Agreement between the parties hereto with respect to the modification of the Loan and fully supersede all prior agreements and understanding between the parties pertaining to such subject matter.
15. The terms and conditions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their successors and permitted assigns.
16. This Agreement represents the final agreement among the parties and may not be contradicted by the parties. There are no unwritten oral agreements among the parties.
17. Each party to this Agreement agrees that any suit, action, or proceeding brought or instituted by any party hereto on or with respect to this Agreement or any of the other Loan Documents or which in any way relates directly or indirectly to the obligations under this Agreement or the other Loan Documents or any event, transaction or occurrence arising out of or in any way connected therewith, or the dealings of the parties with respect thereto, shall be tried only by a court and not a jury. Each party hereby expressly waives any right to a trial by jury in any such suit, action, or proceeding. Borrower acknowledges and agrees that this provision is a specific and material aspect of this Agreement between the parties hereto, and that Lender would not agree to the Agreements set forth herein if this waiver of jury trial provision were not a part of this Agreement.

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18. Nothing contained in this Agreement or the other Loan Documents constitutes or shall be construed as the formation of a partnership, joint venture, tenancy-in-common, or any other form of co-ownership, between Lender and Borrower or any other person or entity or the creation of any confidential or fiduciary relationship of any kind between Lender and Borrower or any other person or entity. Borrower acknowledges and agrees that Lender has at all times acted and shall at all times continue to be acting only as a lender to Borrower within the normal and usual scope of activities of a lender.
19. If any clause or provision of this Agreement is determined to be illegal, invalid or unenforceable under any present or future law by the final judgment of a court of competent jurisdiction, the remainder of this Agreement will not be affected thereby. It is the intention of the parties that if any such provision is held to be illegal, invalid or unenforceable, there will be added in lieu thereof a provision as similar in terms to such provision as is possible and be legal, valid and enforceable.
20. Except as expressly modified pursuant to this Agreement, all of the terms, covenants and provisions of the Loan Documents shall continue in full force and effect. In the event of any conflicts or ambiguity between the terms, covenants and provisions of this Agreement and those of the Loan Documents, the terms, covenants and provisions of this Agreement shall prevail.
[Signatures on following page.]

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IN WITNESS WHEREOF Borrower and Lender have caused this Agreement to be executed as of the date first above written.
LENDER:
BANK OF AMERICA, NATIONAL ASSOCIATION, AS SUCCESSOR BY MERGER TO LASALLE BANK NATIONAL ASSOCIATION AS TRUSTEE FOR THE REGISTERED HOLDERS OF THE CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC., COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-FL3
By: BANK OF AMERICA, NATIONAL ASSOCIATION, AS SUCCESSOR BY MERGER TO LASALLE BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE BENEFIT OF THE HOLDERS OF WACHOVIA BANK COMMERCIAL MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-WHALE 8, as Lead Lender (“Lead Lender”) under that certain Intercreditor and Servicing Agreement, dated as of October 6, 2006, between Lead Lender, as Lead Lender and Lender, as Co-Lender
By and through CWCapital Asset Management LLC, solely in its capacity as Special Servicer for the Lead Lender

By:	/s/ Kevin Thompson Name: Kevin Thompson
Title: Vice President
[Signature Page to Modification of Hudson A-2 Note]

BORROWER:

HENRY HUDSON HOLDINGS LLC, a Delaware limited liability company

By:	Henry Hudson Senior Mezz LLC, a Delaware limited liability company, its sole member

	By:	Morgans Group LLC, a Delaware limited liability company, its sole member

		By:	Morgans Hotel Group Co., a Delaware corporation, its managing member

			By:	/s/ Richard Szymanski
Name: Richard Szymanski
Title: Chief Financial Officer
[Signature Page to Modification of Hudson A-2 Note]

SCHEDULE A
Note A-2
See attached.

Hudson
PROMISSORY NOTE A-2
Note Amount: $108,500,000
Maturity Date: The Final Payment Date in July, 2010.
THIS PROMISSORY NOTE A-2 (this “Note”), is made as of October 6, 2006 by the undersigned, as maker (“Borrower”), in favor of WACHOVIA BANK, NATIONAL ASSOCIATION and its successors or assigns, as payee (“Lender”).
R E C I T A L S:
(a) Borrower is indebted to Lender with respect to a loan (the “Original Loan”) in the original principal amount of TWO HUNDRED SEVENTEEN MILLION and 00/100 DOLLARS ($217,000,000.00) which is secured by the lien and security interest created, among other things, by that certain Agreement of Consolidation and Modification of Mortgage, Security Agreement, Assignment of Rents and Fixture Filing dated as of the date hereof from Borrower, as mortgagor, in favor and for the benefit of Lender, as mortgagee, as security for the Loan;
(b) The Original Loan is evidenced by that certain promissory note in the original principal sum of $217,000,000 from Borrower to Lender dated as of October 6, 2006 (the “Original Note”);
(c) The current outstanding principal balance due under the Original Loan is $217,000,000;
(d) Borrower and Lender have severed the Original Note pursuant to the terms of that certain note severance agreement between Borrower and Lender dated the date hereof (the “Severance Agreement”) into two (2) separate and distinct obligations in substitution for the Original Note represented by this Note in the amount of $108,500,000 and that certain Substitute Promissory Note A-1 in the amount of $108,500,000 (the “Substitute Note A-1”); and
(e) Borrower and Lender intend these Recitals to be a material part of this Note.
NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower does hereby covenant and promise to pay to the order of Lender, without any counterclaim, setoff or deduction whatsoever, on the Maturity Date (as hereinafter defined), in immediately available funds, at Commercial Real Estate Services, 8739 Research Drive URP 4, NC 1075, Charlotte, North Carolina 28262 or at such other place as Lender may designate to Borrower in writing from time to time, in legal tender of the United States of America, the Loan Amount and all other amounts due or becoming due hereunder, to the extent not previously paid in accordance herewith, together with all interest accrued thereon through the end of the Interest Accrual Period in which the Loan is repaid in full, at the Interest Rate (as hereinafter defined) to be computed on the basis of the actual number of days elapsed in a 360 day year, on so much of the Loan Amount as is from time to time outstanding on the first day of the applicable Interest Accrual Period (as hereinafter defined).

SECTION 1. DEFINITIONS
As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Note shall include in the singular number the plural and in the plural number the singular. All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Security Instrument.
“Additional Taxes” shall have the meaning set forth in Section 2.1(d) hereof.
“Assumed Note Rate” shall mean an interest rate equal to the sum of one percent (1%) plus the LIBOR Rate as determined on the preceding Interest Determination Date plus the LIBOR Margin.
“Board” shall mean the Board of Governors of the Federal Reserve System, and any successor thereof.
“Capital Adequacy Rule” shall mean any law, rule or regulation regarding capital adequacy, or any interpretation or administration thereof adopted by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy of any such Governmental Authority, central bank or comparable agency.
“Extension Option” shall have the meaning set forth in Section 2.1(a) hereof.
“Extension Term” shall have the meaning set forth in Section 2.1(a) hereof.
“Final Payment Date” shall mean (i) July 12, 2010 or (ii) if the Maturity Date is extended pursuant to Section 2.1(e) hereof, October 12, 2011. Notwithstanding the foregoing, Lender shall have the one (1) time right to change the Final Payment Date (but only in connection with a change to the Interest Accrual Period) by giving notice of such change to Borrower.
“First Interest Accrual Period” shall mean the period commencing on the Closing Date and ending on, but excluding, the Payment Date first occurring after the Closing Date.
“Interest Accrual Period” shall mean the period from the fifteenth (15th) day of each month through and including the fourteenth (14th) day of the following month, provided that, notwithstanding the foregoing, (a) Lender shall have the one (1) time right to change the Interest Accrual Period but only in connection with a Securitization and concurrently with a change to the Payment Date, by giving notice of such change to Borrower, and (b) the first (1st) Interest Accrual Period shall be the First Interest Accrual Period. FOR CLARIFICATION, NOTWITHSTANDING ANYTHING CONTAINED IN THIS NOTE OR IN THE SECURITY INSTRUMENT, BUT SUBJECT TO SECTION 2.1(b) HEREOF, IN ADDITION TO ANY SUMS DUE UNDER SECTION 15.01 OF THE SECURITY INSTRUMENT, IN THE EVENT THAT A PAYMENT OR PREPAYMENT OF THE PRINCIPAL AMOUNT IS MADE DURING THE PERIOD FROM AND INCLUDING THE FIRST DAY IN A CALENDAR MONTH AFTER THE PAYMENT DATE IN SUCH CALENDAR MONTH THROUGH AND INCLUDING THE LAST DAY OF THE INTEREST

ACCRUAL PERIOD IN WHICH THE PREPAYMENT OCCURS, ALL INTEREST ON THE PRINCIPAL AMOUNT BEING PREPAID WHICH WOULD HAVE ACCRUED FROM THE FIRST DAY OF THE INTEREST ACCRUAL PERIOD IMMEDIATELY FOLLOWING THE INTEREST ACCRUAL PERIOD IN WHICH THE PREPAYMENT OCCURS (THE “SUCCEEDING INTEREST ACCRUAL PERIOD”) THROUGH AND INCLUDING THE END OF THE SUCCEEDING INTEREST ACCRUAL PERIOD, CALCULATED AT (I) THE INTEREST RATE, IF SUCH PREPAYMENT OCCURS ON OR AFTER THE INTEREST DETERMINATION DATE FOR THE SUCCEEDING INTEREST ACCRUAL PERIOD OR (II) THE ASSUMED NOTE RATE, IF SUCH PREPAYMENT OCCURS BEFORE THE INTEREST DETERMINATION DATE FOR THE SUCCEEDING INTEREST ACCRUAL PERIOD (THE “SHORTFALL”), SHALL BE DUE TO LENDER AND LENDER SHALL, IN THE EVENT OF A PAYMENT OF THE DEBT IN FULL, RELEASE ITS LIENS ON THE PROPERTY. IF THE SHORTFALL IS CALCULATED BASED UPON THE ASSUMED NOTE RATE, UPON DETERMINATION OF THE LIBOR RATE ON THE INTEREST DETERMINATION DATE FOR THE SUCCEEDING INTEREST ACCRUAL PERIOD, (X) IF THE INTEREST RATE FOR SUCH SUCCEEDING INTEREST ACCRUAL PERIOD IS LESS THAN THE ASSUMED NOTE RATE, LENDER SHALL PROMPTLY REFUND TO BORROWER THE AMOUNT OF THE SHORTFALL PAID, CALCULATED AT A RATE EQUAL TO THE DIFFERENCE BETWEEN THE ASSUMED NOTE RATE AND THE INTEREST RATE, OR (Y) IF THE INTEREST RATE IS GREATER THAN THE ASSUMED NOTE RATE, BORROWER SHALL PROMPTLY (AND IN NO EVENT LATER THAN THE NINTH (9TH) DAY OF THE FOLLOWING MONTH) PAY LENDER THE AMOUNT OF SUCH ADDITIONAL SHORTFALL CALCULATED AT A RATE EQUAL TO THE EXCESS OF THE INTEREST RATE OVER THE ASSUMED NOTE RATE. BORROWER HEREBY ACKNOWLEDGES THAT (X) THE PROVISO IN THE FIRST SENTENCE OF SECTION 15.01(b)(ii) OF THE SECURITY INSTRUMENT SHALL BE DELETED IN ITS ENTIRETY AND REPLACED WITH THE FOLLOWING: “PROVIDED THAT, IN THE EVENT OF ANY PREPAYMENT THAT OCCURS ON ANY DATE OTHER THAN A PAYMENT DATE OR THE FINAL PAYMENT DATE, AS APPLICABLE, THE AMOUNT PREPAID SHALL BE DEPOSITED IN AN INTEREST-BEARING ACCOUNT UNTIL THE IMMEDIATELY SUCCEEDING PAYMENT DATE OR THE FINAL PAYMENT DATE, AS THE CASE MAY BE, AND ALL INTEREST ACCRUING THEREON THROUGH THE DATE IMMEDIATELY PRECEDING SUCH IMMEDIATELY SUCCEEDING PAYMENT DATE OR FINAL PAYMENT DATE, AS THE CASE MAY BE, SHALL BE REMITTED TO BORROWER, PROVIDED THAT BORROWER ACKNOWLEDGES THAT LENDER MAKES NO REPRESENTATION OR WARRANTY AS TO THE RATE OF RETURN.”; AND (Y) THE LAST SENTENCE OF SECTION 15.01 (b)(ii) IS SUPERSEDED HEREBY, IS HEREBY DEEMED DELETED AND IS OF NO FURTHER FORCE AND EFFECT. NOTWITHSTANDING THE FOREGOING, IN THE EVENT THE OUTSTANDING PRINCIPAL BALANCE OF THE LOAN IS REPAID IN FULL ON ANY DAY FROM AND AFTER THE COMMENCEMENT OF AN INTEREST ACCRUAL PERIOD UP TO AND INCLUDING THE PAYMENT DATE THAT OCCURS IN SUCH INTEREST ACCRUAL PERIOD, BORROWER SHALL ONLY BE REQUIRED TO PAY INTEREST THROUGH THE END OF THE INTEREST ACCRUAL PERIOD IN WHICH SUCH PAYMENT DATE OCCURS.

“Interest Determination Date” shall mean (i) with respect to any Interest Accrual Period prior to the Interest Accrual Period that commences in the month during which the Securitization Closing Date occurs, two (2) LIBOR Business Days prior to the fifteenth (15th) day of the calendar month in which the applicable Interest Accrual Period commences; and (ii) with respect to each Interest Accrual Period thereafter, the date that is two (2) LIBOR Business Days prior to the fifteenth (15th) day of the calendar month in which such Interest Accrual Period commences, provided that notwithstanding the foregoing, (a) Lender shall have the one (1) time right to change the Interest Determination Date by giving notice of such change to Borrower and (b) with respect to the First Interest Accrual Period, the Interest Determination Date shall be two (2) LIBOR Business Days prior to the Closing Date.
“Interest Rate” shall mean the rate per annum (expressed as a percentage) equal to the LIBOR Rate plus the LIBOR Margin, or if Lender shall exercise its rights under Section 2.6, the interest rate specified therein.
“LIBOR Business Day” shall mean any day on which banks are open for dealing in foreign currency and exchange in London, England.
“LIBOR Margin” shall mean 96.790322580645 basis points per annum.
“LIBOR Rate” shall mean the rate per annum calculated as set forth below:
(i) With respect to each Interest Accrual Period, the rate for deposits in Dollars, for a period equal to one month, which appears on the Dow Jones Market Service (formerly Telerate) Page 3750 as of 11:00 a.m., London time, on the related Interest Determination Date. If such rate does not appear on Dow Jones Market Service Page 3750, the rate for that Interest Accrual Period shall be determined on the basis of the rates at which deposits in Dollars are offered by any four major reference banks in the London interbank market selected by Lender to provide such bank’s offered quotation of such rates at approximately 11:00 a.m., London time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month, commencing on the first day of such Interest Accrual Period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. Lender shall request the principal London office of any four major reference banks in the London interbank market selected by Lender to provide a quotation of such rates, as offered by each such bank. If at least two such quotations are provided, the rate for that Interest Accrual Period shall be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Interest Accrual Period shall be the arithmetic mean of the rates quoted by major banks in New York City selected by Lender, at approximately 11:00 a.m., New York City time, on the Interest Determination Date with respect to such Interest Accrual Period for loans in Dollars to leading European banks for a period equal to one month, commencing on the first day of such Interest Accrual Period and in an amount that is representative for a single transaction in the relevant market at the relevant time. Lender shall determine the LIBOR Rate for each Interest Accrual Period and the determination of the LIBOR Rate by Lender shall be binding upon Borrower absent manifest error.

(ii) In the event that Lender shall have determined in its reasonable discretion that none of the methods set forth in the definition of “LIBOR Rate” herein are available, then Lender shall forthwith give notice by telephone of such determination, confirmed in writing, to Borrower at least one (1) day prior to the last day of the related Interest Accrual Period. If such notice is given, the LIBOR Rate, commencing with such related Interest Accrual Period, shall be the LIBOR Rate in effect for the most recent Interest Accrual Period.
“Maturity Date” shall have the meaning set forth in Section 2.1(a)(iii) hereof.
“Maturity Date Notice” shall have the meaning set forth in Section 2.1(e) hereof.
“Maximum Amount” shall have the meaning set forth in Section 5.4(a) hereof.
“Modification” shall have the meaning set forth in Section 5.2 hereof.
“Parent” shall mean, with respect to Lender, any Person Controlling Lender.
“Payment” shall have the meaning set forth in Section 2.2(a) hereof.
“Payment Date” shall mean the ninth (9th) day of each month, or if such day is not a Business Day, the immediately preceding Business Day. Notwithstanding the foregoing, Lender shall have the one (1) time right to change the Payment Date (but only in connection with a change to the Interest Accrual Period) by giving notice of such change to Borrower.
“Securitization Closing Date” shall mean the date upon which a Securitization closes.
SECTION 2. PAYMENTS AND LOAN TERMS
Section 2.1. Interest Payments.
(a) Payments under this Note, calculated in accordance with the terms hereof, shall be due and payable as follows:
(i) interest at the Interest Rate for the First Interest Accrual Period shall be due and payable on the Closing Date;
(ii) interest at the Interest Rate in effect for the Interest Accrual Period in which each Payment Date occurs shall be due and payable on the Payment Date in November, 2006 and on each subsequent Payment Date through and including the month during which occurs the Maturity Date, as such Maturity Date may be extended from time to time pursuant to Section 2.1(e) hereof;

(iii) the entire outstanding Principal Amount, together with all accrued and unpaid interest and any other charges and sums due hereon and on the other Loan Documents shall be due and payable on July 12, 2010 (the “Maturity Date”), as such Maturity Date may be extended pursuant to Section 2.1(e) hereof.
(b) For the sake of clarity, if Borrower shall have paid interest on the Payment Date in the month in which the Final Payment Date occurs through the end of the then current Interest Accrual Period and repays the Debt in full on or before the Final Payment Date, no additional interest shall be due or payable by Borrower with respect to the period subsequent to the Payment Date. Payments shall be paid by Borrower, without setoff or counterclaim, by wire transfer to Lender or to such other location or account as Lender may specify to Borrower from time to time, in Federal or other immediately available funds in lawful money of the United States of America, not later than 2:00 PM, New York City time, on each Payment Date. If any payment hereunder or under any of the other Loan Documents becomes due and payable on a day other than a Business Day, such payment shall not be payable until the next succeeding Business Day; provided, however, if such next succeeding Business Day falls within the next calendar month, such payment shall be due and payable on the immediately preceding Business Day. If the date for any payments of principal is extended on account of the foregoing or on account of operation of law or otherwise, interest thereon shall be payable at the then applicable rate during such extension.
(c) Lender shall determine the LIBOR Rate as in effect from time to time on each Interest Determination Date, and each such determination of the LIBOR Rate shall be conclusive and binding absent manifest error.
(d) Payments made by Borrower under this Note shall be made free and clear of, and without reduction for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding income and franchise taxes of the United States of America or any political subdivision or taxing authority thereof or therein (such non-excluded taxes being called “Additional Taxes”). If any Additional Taxes are required to be withheld from any amounts payable to Lender hereunder or under any of the other Loan Documents, the amounts so payable to Lender shall be increased to the extent necessary to yield to Lender (after payment of all Additional Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Note.
(e) Subject to the provisions of this Section 2.1(e), Borrower shall have one (1) option to extend the term of the Loan from the original Maturity Date through October 12, 2011 (the “Extended Maturity Date”) (the “Extension Option”, and the term extended pursuant thereto, the “Extension Term”); provided that, with respect to the exercise of each Extension Option (i) Lender has received written notice not more than one hundred twenty (120) days but not less than thirty (30) days prior to the Maturity Date that Borrower desires to extend the Maturity Date or the extended Maturity Date, as the case may be (the “Maturity Date Notice”) which shall be accompanied by a payment of $100,000, (ii) no Event of Default has occurred and is continuing as of the date of the Maturity Date Notice or the date the applicable Extension Term would commence, and (iii) Borrower has delivered proof, reasonably satisfactory to Lender, that (A) the Debt Service Coverage for the two (2) full fiscal quarters of the Borrower immediately preceding the

Payment Date which is immediately prior to the Maturity Date is 1.55 to 1.00 or greater and (B) either the existing Rate Cap Agreement has been extended or a replacement Rate Cap Agreement has been obtained in form and substance substantially similar to the Rate Cap Agreement delivered on the Closing Date and issued by a cap provider having a long-term unsecured debt rating of “AA” (or its equivalent) by each Rating Agency with a LIBOR Rate strike price of seven percent (7.0%) per annum, and a term expiring no earlier than the Extended Maturity Date (and if Lender is not the named beneficiary thereunder, the same has been pledged to Lender). Provided that all of the foregoing conditions have been satisfied, as reasonably determined by Lender, following the giving of the Maturity Date Notice, the term “Maturity Date” when used herein and in the other Loan Documents shall mean the date to which the Maturity Date has been extended as if such date was the original Maturity Date set forth herein. Simultaneously with the commencement of the Extension Term, Borrower shall pay to Lender an extension fee (the “Extension Fee”) in the amount of 0.25% of the outstanding principal balance of the Loan as of the date of the applicable Maturity Date Notice less any sums previously paid to Lender pursuant to clause (i) above (it being acknowledged that if the sums paid to Lender pursuant to clause (i) above are in excess of those required to be paid pursuant to this sentence, Lender shall reimburse such excess amount to Borrower). In the event that Lender determines that the conditions set forth in this subsection (e) have not been satisfied, the exercise of the Extension Option shall be of no further force or effect and any extension fee previously paid to Lender in connection with the subject extension request, less any actual costs incurred by Lender in connection with its review of Borrower’s request for an extension of the Maturity Date, shall be credited towards the outstanding principal balance of the Loan at Maturity. All reasonable costs and expenses incurred in connection with each request for, and, if applicable, each extension of the Maturity Date, including without limitation, reasonable attorneys’ fees incurred by Lender and any sums incurred in connection with the extension or replacement of the Rate Cap Agreement (and, if applicable, the pledging of same to Lender) shall be at the sole cost and expense of Borrower and shall either be paid by Borrower directly or on demand to Lender.
Section 2.2. Application of Payments.
(a) Each and every payment (a “Payment”) made by Borrower to Lender in accordance with the terms of this Note and/or the terms of any one or more of the other Loan Documents and all other proceeds received by Lender with respect to the Debt, shall be applied as follows:
(1) Payments other than Unscheduled Payments shall be applied (i) first, to all interest (other than Default Rate Interest) which shall be due and payable with respect to the Loan Amount pursuant to the terms hereof as of the date the Payment is received (including any Interest Shortfalls and interest thereon to the extent permitted by applicable law), (ii) second, to all Late Charges, Default Rate Interest or other premiums and other sums payable hereunder or under the other Loan Documents (other than those sums included in clause (i) of this Section 2.2(a)(1)) in such order and priority as determined by Lender in its sole discretion and (iii) on the Maturity Date, to the Loan Amount until the Loan Amount has been paid in full.

(2) Unscheduled Payments shall be applied at the end of the Interest Accrual Period in which such Unscheduled Payments are received as a principal prepayment of the Loan Amount to amortize the Loan Amount.
(b) To the extent that Borrower makes a Payment or Lender receives any Payment or proceeds for Borrower’s benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the obligations of Borrower hereunder intended to be satisfied shall be revived and continue as if such Payment or proceeds had not been received by Lender.
Section 2.3. Prepayments.
The Debt may not be prepaid, in whole or in part, except as set forth in Article XV of the Security Instrument.
Section 2.4. Indemnity.
Borrower agrees to indemnify Lender and to hold it harmless from any cost, loss or expense which Lender may sustain or incur as a consequence of (a) Borrower making a payment or prepayment of principal on the Loan on a day which is not a Payment Date with respect thereto, (b) default by Borrower in making any prepayment after Borrower has given a notice of prepayment, and (c) any acceleration of the maturity of the Loan by Lender in accordance with the terms of this Note and the other Loan Documents, including, but not limited to, any such reasonable cost, loss or expense arising in liquidating the Loan and from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain the Loan hereunder.
Section 2.5. Increased Cost and Reduced Return.
(a) If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, or any such Governmental Authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, Lender or shall impose on Lender or on the London interbank market any other condition affecting the Loan (excluding, in each case, with respect to any such requirement reflected in the then effective LIBOR Rate), and the result of any of the foregoing is to increase the cost to Lender of maintaining the Loan at the Interest Rate (based upon the LIBOR Rate), or to reduce the amount of any sum received or receivable by Lender under this Note with respect thereto, by an amount deemed by Lender (acting reasonably) to be material, then, within ten (10) days after written demand by Lender, Borrower shall pay to Lender such additional amount or amounts as will compensate Lender for such increased cost or reduction suffered with respect to the Loan.

(b) If Lender shall have reasonably determined in good faith that, after the date hereof, the adoption of any Capital Adequacy Rule has or would have the effect of reducing the rate of return on capital of Lender (or its Parent) as a consequence of Lender’s obligations hereunder to a level below that which Lender (or its Parent) could have achieved but for such adoption of such Capital Adequacy Rule (taking into consideration its policies with respect to capital adequacy) by an amount deemed by Lender (acting reasonably) to be material, then from time to time, within fifteen (15) days after written demand by Lender, Borrower shall pay to Lender such additional amount or amounts as will compensate Lender (or its Parent) for such reduction suffered with respect to the Loan.
(c) By its acceptance of this Note, Lender agrees, for itself and its successors and assigns, that it will promptly notify Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle Lender to compensation pursuant to this Section 2.5. By acceptance of this Note, Lender agrees, for itself and its successors and assigns, that in connection with claiming compensation under either Section 2.5(a) or 2.5(b), Lender shall deliver to Borrower a certificate which shall set forth in reasonable detail the basis for and the calculation of such amounts, (which at a minimum shall set forth at least the same amount of detail in respect of the calculation of such amount as Lender provides in similar circumstances to other similarly situated borrowers from Lender), and (ii) in the case of a certificate delivered in respect of amounts payable pursuant to Section 2.5(b) include a statement by Lender that it has allocated to the Loan a proportionately equal amount of any reduction of the rate of return on Lender’s capital due to a Capital Adequacy Rule as it has allocated to each of its other outstanding loans that are affected similarly by such Capital Adequacy Rule. Any certificate delivered pursuant to the immediately preceding sentence shall be conclusive in the absence of manifest error.
(d) By acceptance of this Note, Lender agrees, for itself and its successors and assigns, that Borrower shall not be required to compensate any Lender pursuant to this Section 2.5 for any increased costs or reductions (i) incurred more than sixty (60) days prior to the date such Lender notifies Borrower of the event which entitles Lender to compensation pursuant to Section 2.5 and/or (ii) unless such Lender is also seeking compensation from other similarly situated borrowers as well.
Section 2.6. Deposits Unavailable.
In the event, and on each occasion, that (a) Lender shall have determined that Dollar deposits in the principal amounts of the Loan are not generally available to Lender in the London interbank market, for such periods and amounts then outstanding hereunder or that reasonable means do not exist for ascertaining the LIBOR Rate, or (b) Lender determines that the rate at which such Dollar deposits are being offered will not adequately and fairly reflect the cost to Lender of maintaining the Loan at the Interest Rate (based upon the LIBOR Rate) during such month, Lender shall, as soon as practicable thereafter, give written notice of such determination to Borrower. In the event of any such determination, until the circumstances giving rise to such notice no longer exist, the Loan shall bear interest at the interest rate applicable to the immediately preceding Interest Accrual Period.

Section 2.7. Illegality.
If, on or after the date of this Note, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for Lender to maintain the Loan at the Interest Rate (based upon the LIBOR Rate), Lender shall forthwith give notice thereof to Borrower. If Lender shall determine that it may not lawfully continue to maintain the Loan at the Interest Rate (based upon the LIBOR Rate) to maturity and shall so specify in such notice, the Loan shall bear interest at the interest rate applicable to the immediately preceding Interest Accrual Period.
SECTION 3. DEFAULTS
Section 3.1. Events of Default.
This Note is secured by, among other things, the Security Instrument which specifies various Events of Default, upon the happening of which all or portions of the sums owing under this Note may be declared immediately due and payable as more specifically provided therein. Each Event of Default under the Security Instrument or any one or more of the other Loan Documents shall be an Event of Default hereunder.
Section 3.2. Remedies.
If an Event of Default shall occur and shall be continuing hereunder or under any other Loan Document, interest on the Principal Amount and, to the extent permitted by applicable law, all accrued but unpaid interest on the Principal Amount shall, commencing on the date of the occurrence of such Event of Default, at the option of Lender, immediately and without notice to Borrower, accrue interest at the Default Rate until such Event of Default is cured or if not cured or such cure is not accepted by Lender, until the repayment of the Debt. The foregoing provision shall not be construed as a waiver by Lender of its right to pursue any other remedies available to it under the Security Instrument, or any other Loan Document, nor shall it be construed to limit in any way the application of the Default Rate.
SECTION 4. EXCULPATION
Section 4.1. Exculpation.
Notwithstanding anything to the contrary contained in this Note or the other Loan Documents, the obligations of Borrower hereunder shall be non-recourse except with respect to the Property and as otherwise provided in Section 18.32 of the Security Instrument, the terms of which are incorporated herein by reference as if fully set forth herein.

SECTION 5. MISCELLANEOUS
Section 5.1. Further Assurances.
Borrower shall execute and acknowledge (or cause to be executed and acknowledged) and deliver to Lender all documents, and take all actions, required by Lender from time to time to confirm the rights created or now or hereafter intended to be created under this Note and the other Loan Documents, to protect and further the validity, priority and enforceability of this Note and the other Loan Documents, to subject to the Loan Documents any property of Borrower intended by the terms of any one or more of the Loan Documents to be encumbered by the Loan Documents, or otherwise carry out the purposes of the Loan Documents and the transactions contemplated thereunder; provided, however, that no such further actions, assurances and confirmations shall increase Borrower’s obligations, or decrease Borrower’s rights, under this Note or any of the Loan Documents.
Section 5.2. Modification, Waiver in Writing.
No modification, amendment, extension, discharge, termination or waiver (a “Modification”) of any provision of this Note, the Security Instrument or any one or more of the other Loan Documents, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on, Borrower shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances. Lender does hot hereby agree to, nor does Lender hereby commit itself to, enter into any Modification. However, in the event Lender does ever agree to a Modification, the making and the conditions for the making of such Modification shall only be upon the terms and conditions set forth in the Security Instrument and such Modification.
Section 5.3. Costs of Collection.
Borrower agrees to pay all costs and expenses of collection incurred by Lender, in addition to principal, interest and late or delinquency charges (including, without limitation, reasonable attorneys’ fees and disbursements) and including all costs and expenses incurred in connection with the pursuit by Lender of any of its rights or remedies referred to in Section 3 hereof or its rights or remedies referred to in any of the Loan Documents or the protection of or realization of collateral or in connection with any of Lender’s collection efforts, whether or not suit on this Note, on any of the other Loan Documents or any foreclosure proceeding is filed, and all such costs and expenses shall be payable on demand, together with interest thereon from the date due until the date paid in full at the Default Rate thereon, and also shall be secured by the Security Instrument and all other collateral at any time held by Lender as security for Borrower’s obligations to Lender.

Section 5.4. Maximum Amount.
(a) It is the intention of Borrower and Lender to conform strictly to the usury and similar laws relating to interest and the collection of other charges from time to time in force, and all agreements between Borrower and Lender, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity hereof or otherwise, shall the amount paid or agreed to be paid in the aggregate to Lender as interest or other charges hereunder or under the other Loan Documents or in any other security agreement given to secure the Debt, or in any other document evidencing, securing or pertaining to the Debt, exceed the maximum amount permissible under applicable usury or such other laws (the “Maximum Amount”). If under any circumstances whatsoever fulfillment of any provision hereof, or any of the other Loan Documents, at the time performance of such provision shall be due, shall involve transcending the Maximum Amount, then ipso facto, the obligation to be fulfilled shall be reduced to the Maximum Amount. For the purposes of calculating the actual amount of interest or other charges paid and/or payable hereunder, in respect of laws pertaining to usury or such other laws, all charges and other sums paid or agreed to be paid hereunder to the holder hereof for the use, forbearance or detention of the Debt, outstanding from time to time shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread from the date of disbursement of the proceeds of this Note until payment in full of all of the Debt, so that the actual rate of interest on account of the Debt is uniform through the term hereof. The terms and provisions of this Section 5.4 shall control and supersede every other provision of all agreements between Borrower or any endorser and Lender.
(b) If under any circumstances Lender shall ever receive an amount which would exceed the Maximum Amount, such amount shall be deemed a payment in reduction of the Loan Amount owing hereunder and any other obligation of Borrower in favor of Lender, and shall be so applied in accordance with Section 2.2 hereof, or if such excessive interest exceeds the unpaid balance of the Loan Amount and any other obligation of Borrower in favor of Lender, the excess shall be deemed to have been a payment made by mistake and shall be refunded to Borrower.
Section 5.5. Waivers.
Borrower hereby expressly and unconditionally waives presentment, demand, protest, notice of protest or notice of any kind, including, without limitation, any notice of intention to accelerate and notice of acceleration, except as expressly provided herein, and in connection with any suit, action or proceeding brought by Lender on this Note, any and every right it may have to (a) a trial by jury, (b) interpose any counterclaim therein (other than a counterclaim which can only be asserted in the suit, action or proceeding brought by Lender on this Note and cannot be maintained in a separate action) and (c) have the same consolidated with any other or separate suit, action or proceeding.
Section 5.6. Governing Law.
This Note and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed in such State and any applicable law of the United States of America.

Section 5.7. Headings.
The Section headings in this Note are included herein for convenience of reference only and shall not constitute a part of this Note for any other purpose.
Section 5.8. Assignment.
Lender shall have the right to transfer, sell and assign this Note in accordance with Section 17.01 of the Security Instrument. All references to “Lender” hereunder shall be deemed to include the assigns of the Lender.
Section 5.9. Severability.
Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by, or invalid under, applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.
Section 5.10. Joint and Several.
If Borrower consists of more than one Person or party, the obligations and liabilities of each such Person or party hereunder shall be joint and several.
Section 5.11. Substitute Note.
This Note is “Substitute Note A-2” executed and delivered pursuant to the Severance Agreement. The principal indebtedness evidenced hereby is a portion of the principal indebtedness evidenced by the Original Note in the original principal sum of $217,000,000 made by Borrower to Lender.
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IN WITNESS WHEREOF, this Note has been duly executed by the Borrower the day and year first written above.

BORROWER: HENRY HUDSON HOLDINGS LLC, a Delaware limited liability company
By:	/s/ Marc S. Gordon
	Name:	Marc S. Gordon
	Title:	Authorized Signatory
Borrower’s Tax ID/SS#: 13-4035148